UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of a press release of Tronox Limited (the “Company”), dated November 12, 2012, reporting the Company’s financial results for the fiscal quarter ended September 30, 2012. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 12, 2012, Kevin Mahoney, 58, was named Vice President, Corporate Controller and Principal Accounting Officer. Mr. Mahoney will have responsibility over financial recording and play a leading role in the analysis and presentation of key financial data. Ed Ritter, the Company’s acting Corporate Controller and Principal Accounting Officer, will remain with the Company.

Prior to joining the Company, Mr. Mahoney was senior vice president and corporate controller for specialty chemicals producer Chemtura Corporation. Prior to joining Chemtura in October 2006, he served for 18 years with American Express Company, where his most recent position was senior vice president of corporate reporting, responsible for financial reporting globally. He joined American Express in 1988 as vice president of financial reporting and analysis for Travel Related Services (“TRS”), became senior vice president of global business management and analysis for TRS in 1995 and was named controller, Western Hemisphere, in 2000. He also served as senior manager of accounting policies and financial reporting for Colgate-Palmolive Company. He previously was a senior manager with KPMG LLP. Mr. Mahoney holds a Bachelor of Science in accounting from St. Peter’s College in New Jersey and an M.B.A. in financial management from Pace University in New York.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Tronox Limited, dated November 12, 2012, reporting Tronox Limited’s financial results for the fiscal quarter ended September 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012

TRONOX LIMITED

By:	/s/ Michael J. Foster
Michael J. Foster
Senior Vice President—General Counsel and Secretary

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